Exhibit 1

JOINT FILING AGREEMENT

The undersigned acknowledge and agree that the foregoing statement on Schedule 13G is filed on behalf of each of the undersigned, and that all subsequent amendments to this statement on Schedule 13G shall be filed on behalf of each of the undersigned without the necessity of filing additional joint acquisition statements. The undersigned acknowledge that each shall be responsible for the timely filing of such amendments, and for the completeness and accuracy of the information concerning it contained therein, but shall not be responsible for the completeness and accuracy of the information concerning the other, except to the extent that it knows or has reason to believe that such information is inaccurate.

Dated: February 27, 2026

By: BlackBarn Capital Partners LP

By: /s/Jeremy Edelstein

Name: Jeremy Edelstein

Title: COO, CFO, CCO

By: BlackBarn Master Fund, LP

By: /s/Jonathan Carter

Name: Jonathan Carter

Title: Managing Member of BlackBarn Master GP

By: BlackBarn Capital GP, LLC

By: /s/Jonathan Carter

Name: Jonathan Carter

Title: Managing Member

By: BlackBarn Capital Partners GP, LLC

By: /s/Jonathan Carter

Name: Jonathan Carter

Title: Managing Member

By: Jonathan Carter

By: /s/Jonathan Carter

Name: Jonathan Carter